UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 30, 2024

Date of Report (Date of earliest event reported)

Quetta Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41832	93-1358026
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, Suite 301 New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 612-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	QETA	The Nasdaq Stock Market LLC
Rights	QETAR	The Nasdaq Stock Market LLC
Units	QETAU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Pursuant to Article Sixth D of the Amended and Restated Certificate of Incorporation of Quetta Acquisition Corporation (the “Company”), the Company is entitled to an automatic six-month extension of the then-current deadline to complete a business combination (the “Automatic Extension Period”) after the execution of a letter of intent (“LOI”) or definitive agreement to complete a business combination. On May 30, 2024, the Company entered into a non-binding LOI with a business combination target (the “Target”), regarding a potential business combination involving the Target and its subsidiaries (the “Proposed Transaction”). The Target is a clinical-stage therapeutics company.

The LOI is non-binding and no agreement providing for any Proposed Transaction or any other transaction or the participation by either party therein will be deemed to exist unless and until definitive agreements have been executed.

As a result of the execution of the LOI, the deadline by which the Company must complete its initial business combination has been extended to January 11, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2024

QUETTA ACQUISITION CORPORATION

By:	/s/ Hui Chen
Name:	Hui Chen
Title:	Chief Executive Officer

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